CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 2022 relating to the financial statements of Oportun Financial Corporation and subsidiaries and the effectiveness of Oportun Financial Corporation and subsidiaries’ internal control over financial reporting appearing in the Annual Report on Form 10-K of Oportun Financial Corporation and subsidiaries for the year ended December 31, 2021. /s/ DELOITTE & TOUCHE LLP San Francisco, CA March 1, 2022